CMFG LIFE INSURANCE COMPANY

                CERTIFICATION OF BOARD AND POLICYHOLDER APPROVAL
                                 OF NAME CHANGE

I, the undersigned, hereby certify that I am a duly appointed Assistant Secretary of CMFG Life Insurance Company ("Company") and that as such officer I have access to the Company's books and records and that I have authority to make this certification; and

I do further certify that at a regular meeting of the Board of Directors of CUNA Mutual Insurance Society ("CMIS") held on June 2, 2011, in Rosemont, Illinois, a quorum being present, the following resolutions were unanimously adopted and have not been modified or rescinded and are now in full force and effect:

APPROVAL OF PLAN AND REORGANIZATION

    NOW, THEREFORE, BE IT RESOLVED, that, subject to the Iowa Division of Insurance and the New York Department of Insurance concluding that the Dividend Protection Plan, as proposed to be amended, is acceptable for purposes of the Reorganization, the terms and provisions of the proposed Plan, in substantially the form presented to the Board, and the transactions contemplated therein providing for the Reorganization (including the form of the articles of incorporation and bylaws included as exhibits to the Plan) be, and they hereby are, adopted, approved and authorized in all respects, and that the consummation by CMIS of the Reorganization be, and it hereby is, approved and authorized in all respects, and that the Chief Executive Officer and Secretary be, and they hereby are, authorized and directed on behalf of CMIS to execute and deliver the Plan, with such changes or additions thereto (including to the forms of articles of incorporation and bylaws) as may be required by any regulatory or government agency or to comply with applicable laws and regulation or as the Chief Executive Officer shall in his sole discretion approve (such approval to be conclusively evidenced by the execution and delivery thereof); and

    RESOLVED, that the proposed Amended and Restated Articles of Incorporation of CMIS, in substantially the form presented to the Board (the "Restated CMIS Articles"), pursuant to which CMIS will indicate that it adopts the provisions of the Iowa Business Corporation Act (Chapter 490 of the Iowa Code (2011)) and, among other things, provide for capital stock and a change in the name of CMIS to "CMFG Life Insurance Company" be, and they hereby are, adopted and approved in all respects, together with such changes or additions thereto as may be required by any regulatory or government agency or to comply with applicable laws and regulation or as the Chief Executive Officer shall in his sole discretion approve (such approval to be conclusively evidenced by the execution and delivery thereof) and, upon receipt of all policyholder and regulatory approvals required in connection with the Reorganization, the Chief Executive Officer and the Secretary be, and they hereby are, authorized and directed on behalf of CMIS to execute the Restated CMIS Articles and to arrange for the filing thereof with the Secretary of State of the State of Iowa in accordance with the terms of the Plan; and

    RESOLVED, that the voluntary election by CMIS, as part of the Reorganization, to adopt the provisions of the Iowa Business Corporation Act as provided in the Restated CMIS Articles be, and it hereby is, adopted and approved in all respects; and

    RESOLVED, that, subject to the Iowa Division of Insurance and the New York Department of Insurance concluding that the Dividend Protection Plan, as proposed to be amended, is acceptable for purposes of the Reorganization, the proposed amendments to the Dividend Protection Plan, in substantially the form presented to the Board, be, and they hereby are, adopted, approved and authorized in all respects, together with such changes or additions thereto as the Chief Executive Officer shall in his sole discretion approve, with such amendments to become effective only upon consummation of the Reorganization; and

    RESOLVED, that provided that the Reorganization is consummated, the Board does hereby authorize and approve the transfer of ownership of one or more of the following subsidiaries of CMIS from CMIS to the newly-organized intermediate holding company ("destacking"): CUNA Mutual Insurance Agency, Inc., CMG Mortgage Insurance Company, CUMIS Bermuda Limited and Producers Agriculture Insurance Group, Inc. and subsidiaries, and the officers of CMIS are hereby authorized and directed to do any and all things as they may in their discretion determine to be necessary or appropriate to determine the timing of such transfers and to implement the transfer of ownership of one or more of the foregoing subsidiaries from CMIS to the intermediate holding company following consummation of the Reorganization; and

    RESOLVED, that the Board does hereby determine that the Plan and the
    Reorganization: (i) are fair and equitable to the policyholders of CMIS and in the best interests of CMIS and its policyholders; (ii) will properly preserve and protect the immediate and long-term interests of the policyholders of CMIS; and (iii) that the financial condition of CMIS will not be diminished under the Reorganization; and

    RESOLVED, the Board does hereby recommend that the policyholders of CMIS vote for the adoption and approval of the Plan and the Reorganization (including the Restated CMIS Articles) at the meeting of policyholders of CMIS to be called to consider the Plan and the Reorganization; and

    RESOLVED, that the Chief Executive Officer and the Secretary be, and they hereby are, authorized and directed on behalf of CMIS to execute and deliver such amendments to the Plan (or the exhibits thereto) as the Chief Executive Officer shall in his sole discretion approve (such approval to be conclusively evidenced by the execution and delivery of such amendment); and

MEMBER APPROVAL

I do further certify that on September 7, 2011, the Annual Meeting of the Members of CMIS was held at 10:00 a.m. at Wartburg College in Waverly, Iowa; and

I do further certify that a motion was made and seconded to approve the Plan of Reorganization to reorganize CUNA Mutual Insurance Society into a stock insurance company within a mutual insurance holding company structure that included the change of name from CUNA Mutual Insurance Society to CMFG Life Insurance Company ("Plan"); and

I do further certify that a quorum was present and the Inspectors of Election tallied the proxy forms and reported that the Plan had been approved by the voting policyholders, with 93 percent of the voting policyholders voting "for" the Plan.

SEPARATE ACCOUNTS NAME CHANGE APPROVAL

I further certify that at a regular meeting of the Board of Directors of CMIS held on August 10, 2011, in Santa Barbara, California, a quorum being present, the following resolutions were unanimously adopted and have not been modified or rescinded and are now in full force and effect:

    WHEREAS, CUNA Mutual Insurance Society ("CMIS") has established three separate accounts; and

    WHEREAS, the Board of Directors of CMIS ("Board") has determined that it is advisable to change the names of the separate accounts to be consistent with a contemporaneous change in the name of CMIS pursuant to its proposed reorganization into a stock life insurance company within a mutual insurance company structure as set forth in the Plan of Reorganization approved by the Board on June 2, 2011 (the "Reorganization"); now, therefore, be it

    RESOLVED, that, should the Reorganization become effective, the separate accounts noted below under "Current Name" shall be known as the name set forth below under "New Name" effective as of January 31, 2012, or such other effective date of the Reorganization as is determined by the Chief Executive Officer or Secretary of CMIS:

-----------------------------------------------------------------------------------------
CURRENT NAME                                       NEW NAME
-----------------------------------------------------------------------------------------
CUNA Mutual Group Variable Annuity Account         CMFG Group Variable Annuity Account
CUNA Mutual Variable Annuity Account               CMFG Variable Annuity Account
CUNA Mutual Variable Life Insurance Account        CMFG Variable Life Insurance Account
-----------------------------------------------------------------------------------------

    RESOLVED, that the officers of CMIS or their designees are authorized to take any action necessary or appropriate that is consistent with these resolutions; and be it further

    RESOLVED, that if any resolution in any form different from, but generally consistent with, the foregoing resolutions is required, such other resolution shall be deemed to have been duly approved and adopted hereby.

WITNESS, my hand and the seal of the company this 10th day of February, 2012.

/s/ Angela K. Campbell
---------------------------------------

Angela K. Campbell, Assistant Secretary
CMFG Life Insurance Company

[seal],